EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999 included in Benchmark Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



KPMG LLP

Houston, Texas
April 13, 1999